UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	November 27, 2012

GE Capital Credit Card Master Note Trust RFS Holding, L.L.C. GE Capital Retail Bank
(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as Specified in their respective Charters)

Delaware
(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495, 333-130030, 333-144945, 333-169151, 333-181466-01, 333-181466, 333-107495-02, 333-130030-01, 333-144945-01, 333-169151-01	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (GE Capital Credit Card Master Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

777 Long Ridge Road, Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code)

(877) 441-5094
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2012, GE Capital Credit Card Master Note Trust (the “Trust”) entered into (i) Supplement No. 1 to Series 2010-1 Indenture Supplement, a copy of which is filed with this Form 8-K as Exhibit 4.1, (ii) Supplement No. 1 to Series 2010-2 Indenture Supplement, a copy of which is filed with this Form 8-K as Exhibit 4.2, and (iii) Supplement No. 1 to Series 2010-3 Indenture Supplement, a copy of which is filed with this Form 8-K as Exhibit 4.3, pursuant to which the Trust and Deutsche Bank Trust Company Americas, as indenture trustee, amended certain provisions of the Series 2010-1 Indenture Supplement, dated as of March 31, 2010 and filed as Exhibit 4.1 to Form 8-K on March 30, 2010, the Series 2010-2 Indenture Supplement, dated as of April 7, 2010 and filed as Exhibit 4.1 to Form 8-K on April 12, 2010, and the Series 2010-3 Indenture Supplement, dated as of June 24, 2010 and filed as Exhibit 4.1 to Form 8-K on June 29, 2010, each between the Trust and, Deutsche Bank Trust Company Americas.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

4.1	Supplement No. 1 to Series 2010-1 Indenture Supplement, dated as of November 27, 2012, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas.
4.2	Supplement No. 1 to Series 2010-2 Indenture Supplement, dated as of November 27, 2012, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas.
4.3	Supplement No. 1 to Series 2010-3 Indenture Supplement, dated as of November 27, 2012, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 27, 2012	RFS Holding, L.L.C., as depositor

	By:	/s/ Joseph Ressa
	Name:	Joseph Ressa
	Title:	Vice President